UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of report (Date of earliest event reported): June 5, 1996



                           Kelly Russell Studios, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


        0-25754                                            41-1735795
(Commission File Number)                 (I.R.S. Employer Identification Number)


                       2905 Northwest Boulevard, Suite 220
                          Minneapolis, Minnesota 55441
               (Address of Principal Executive Offices) (Zip Code)


                                  612-553-9992
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events.

         On May 28, 1996, Kelly Russell Studios, Inc. (the "Company") and OSP Publishing, Inc. ("OSP") amended the merger agreement dated March 27, 1996 by executing the Final Amended and Restated Agreement and Plan or Reorganization dated May 28, 1996 (the Merger Agreement") by and among the Company, OSP, OSP's subsidiaries The Button Exchange, Ltd. ("BEx") and Stanley DeSantis, Inc. ("SDI"), OSP's shareholders, Global One Distribution & Merchandising Inc., ("Global One") and Global One's subsidiaries O.S.P. Acquisition Corp., ("OSP Acquisition"), KRSI Acquisition Corp. ("KRSI Acquisition"), and BEx Acquisition Corp. ("BEx Acquisition"). The Merger Agreement reflects OSP's decision to reorganize itself immediately prior to the Company's merger. The Merger Agreement did not change the consideration to be received by the Company's shareholders.

Pursuant to the Merger Agreement, Global One has formed three wholly owned subsidiaries OSP Acquisition, KRSI Acquisition and BEx Acquisition. OSP and BEx will merger with and into OSP Acquisition and BEx Acquisition, respectively, and immediately thereafter, the Company will merge with and into KRSI Acquisition. As a result, Global One will be a holding company for the operations of OSP and its subsidiary SDI, BEx and the Company.

Item 7.           Financial Statements and Exhibits.

         (a)      Financial statements:  None.

         (b)      Pro forma financial information:  None.

         (c)      Exhibits:  None.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 5, 1996

                                         KELLY RUSSELL STUDIOS, INC.



                                         By /s/ George J. Vrabeck
                                         George J. Vrabeck, President and Chief
                                             Executive Officer